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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                                October 16, 2003
                Date of Report (Date of earliest event reported)

                               -------------------


                               NUWAY MEDICAL, INC.
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                     33-43423                65-0159115
 (State or Other Jurisdiction   (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)

           23461 South Pointe Drive, Suite 200, Laguna Hills, CA 92653
                    (Address of Principal Executive Offices)

                                 (949) 454-9011
                         (Registrant's Telephone Number)







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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         In conjunction with the acquisition of a technology license from Med Wireless, Inc. on August 21, 2002, NuWay Medical, Inc. (the "Company") assumed a $1,120,000 note (the "Note") with interest at 10% per annum payable by Med Wireless to Summitt Ventures, Inc. The Note is secured by the Company's assets and was originally due on June 15, 2003. On March 26, 2003, Summitt Ventures sold the Note, together with 4,182,107 shares of the Company's common stock, to New Millennium Capital Partners LLC ("New Millennium"), a limited liability company controlled and owned in part by the Company's CEO and President, Dennis Calvert, in exchange for a $900,000 promissory note (the "New Millennium Note") issued by New Millennium in favor of Summitt Ventures. The New Millennium Note is secured by all of the stock of the Company owned by New Millennium and Mr. Calvert. On March 26, 2003, the Company's Board of Directors voted to enter into an amendment to the Note (the "Original Note Amendment") to provide for conversion of the Note into restricted common stock of the Company (at a conversion price discounted 37.5% to the then market price of $0.08). New Millennium agreed to the Note Amendment. Subsequent to the vote by the Board to convert the Note, the Company received notification from Nasdaq's Listing Qualifications Department that converting the Note without shareholder approval violated certain Nasdaq Marketplace Rules. In response to this notification, the Board, with the concurrence of New Millennium, voted to amend its resolution and withhold issuance of the shares to New Millennium pending shareholder approval for the conversion. To allow time for a shareholder vote with respect to the conversion, New Millennium agreed to extend the terms of the Note, from June 15, 2003 to October 1, 2003.

         At the Company's June 6, 2003 Board meeting, and prior to a shareholder vote on the conversion, Mr. Calvert, on behalf of New Millennium, and the Company, through the unanimous action of the Board (with Mr. Calvert abstaining), agreed that, in light of the then-market conditions (namely the significant increase in the trading price of the Company's common stock since March 26, 2003, the date on which the conversion of the Note to equity was originally approved by the Board, from $0.08 to $0.28 as of June 6, 2003), it would be inequitable for New Millennium to convert the Note (together with accrued interest thereon) at the originally agreed to $0.05 per share price. In this regard, Mr. Calvert, on behalf of New Millennium, and the Company orally agreed to rescind the agreement to convert the Note. In addition, New Millennium orally agreed with the Company to extend the maturity date of the Note to a first payment due October 1, 2003 in the amount of $100,000 and the balance of the principal due on April 1, 2004, with interest due according to the original terms of the Note (to correspond to the payment terms of the New Millennium
Note), and furthermore to reduce the Company's obligation on the Note to the extent that New Millennium is able to reduce its obligation on the New Millennium Note.

         Due to the Company's lack of liquidity, the Company was unable to repay the first $100,000 installment of the Note when it became due on October 1, 2003. To address this issue, the Board of Directors appointed a committee (the "Committee") consisting of Board members Steve Harrison and Joseph Provenzano to negotiate revised terms and conditions of the Note with Mr. Calvert. Mr. Calvert informed the Committee that in order to accommodate the Company's working capital needs, Mr. Calvert would be willing to convert the Note into the Company's equity. Due to the Company's lack of liquidity, and because the terms of the conversion were negotiated on behalf of the Company by disinterested members of the Board of Directors and management, the Board of Directors determined not to seek a third-party fairness opinion on the terms of the proposed conversion. The Board did, however, instruct the Committee to ensure that the Company presented any proposed loan conversion transaction to the Company's shareholders with a requirement that a majority vote of the disinterested shareholders be required for approval.

         Pursuant to a series of negotiations between Mr. Calvert and the Committee, the Committee and Mr. Calvert agreed to once again provide for the conversion of the Note into equity. The parties agreed that the Note (together with accrued interest thereon) would be cancelled and converted into shares of the Company's common stock at a per share price equal to $0.036 (a 20% discount to the closing price of the Company's common stock of $0.045 on October 16,

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2003, the date an agreement between the Committee and Mr. Calvert was reached).
In arriving at the conversion price, the Committee determined that a 20.0% discount to market price was appropriate based on a number of factors, including that (i) with the quantity of the shares that would be issued, a block of shares that size could not be liquidated without affecting the market price of the shares, and (ii) the shares would be "restricted shares" and could therefore not be sold in the public markets prior to two years from the date of the conversion, and thereafter would be subject to the volume and manner of sale limitations of Rule 144 under the Securities Act of 1933.

         As of the date of this filing, Mr. Calvert was the beneficial owner of 4,782,000 shares of common stock, representing approximately 13% of the Company's outstanding voting stock. If the conversion is approved by the Company's disinterested stockholders at a Special Meeting to be called for that purpose, Mr. Calvert will be issued an additional approximately 33,000,000 shares, and will own approximately 54% of the Company's outstanding voting stock. Accordingly, Mr. Calvert will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of the Company's directors (subject to any cumulative voting rights stockholders may have), thereby controlling the management, policies and business operations of the Company.
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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                     (c)      Exhibits

                    Exhibit 99.1 Press release of the Company, dated October 24, 2003.

                    Exhibit 99.2  Conversion  Agreement  dated October 16, 2003, between NuWay Medical, Inc, on the one hand, and Dennis
                                  Calvert and New Millennium  Capital  Partners,  LLC, on
                                  the other hand.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    October 30, 2003                          NUWAY MEDICAL, INC


                                                   By:  /s/ DENNIS CALVERT
                                                        -----------------------
                                                        Dennis Calvert
                                                        Chief Executive Officer


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                                  EXHIBIT INDEX

Number              Description
-------             -------------------------------------------------------

99.1                Press release of the Company, dated October 30, 2003.

99.2 Conversion Agreement dated October 16, 2003, between NuWay Medical, Inc, on the one hand, and Dennis Calvert and New Millennium Capital Partners, LLC, on the other hand.











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